As filed with the Securities and Exchange Commission on July 26, 2002

                                                         Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                                    CAE INC.
             (Exact name of registrant as specified in its charter)

  Canada                                          Not Applicable
  (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)                  Identification No.)


                          Royal Bank Plaza, South Tower
                                   Suite 3060
                                Toronto, Ontario
                                 Canada M5J 2J1
                                 (416) 865-0070

          (Address of principal executive offices, including zip code)
                          -----------------------------
                      CAE Inc. Employee Stock Purchase Plan
          CAE Inc. Employee Stock Option Plan (as Amended and Restated)

                           (Full titles of the plans)

                              CT Corporation System
                           111 8th Avenue, 13th Floor
                            New York, New York, 10011
                                 (212) 894-8700
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
  Title of                       Amount       Proposed       Proposed Maximum      Amount
Securities                       to be         Maximum           Aggregate           of
  to be                       Registered    Offering Price       Offering        Registration
Registered                        (1)         Per Share           Price             Fee
-----------------------------------------------------------------------------------------------
Common Shares, no par value      17,000 (2)     U.S.$4.22 (3)   U.S.$   71,740 (3)  U.S.$  6.61
                                 62,250 (2)     U.S.$7.75 (3)   U.S.$  482,438 (3)  U.S.$ 44.39
                                 14,500 (2)     U.S.$8.98 (3)   U.S.$  130,210 (3)  U.S.$ 11.98
                                221,000 (2)     U.S.$8.07 (3)   U.S.$1,783,470 (3)  U.S.$164.08
                                800,000 (4)     U.S.$6.40 (5)   U.S.$5,120,000 (5)  U.S.$471.04
-----------------------------------------------------------------------------------------------
    Total                     1,114,750                         U.S.$7,587,858      U.S.$698.10
-----------------------------------------------------------------------------------------------

(1) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional common shares, no par value (the "Common Shares"), of CAE Inc. (the "Registrant") which become issuable under any of the Registrant's plans registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction or similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the CAE Inc. Employee Stock Purchase Plan.

(2) Represents 314,750 Common Shares subject to outstanding awards under the CAE Inc. Employee Stock Option Plan (as Amended and Restated).

(3) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the per share exercise price of the stock options, translated into U.S. dollars at the noon buying rate in New York City on July 24, 2002, for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on that date.

(4) Represents an aggregate of 800,000 Common Shares, of which 500,000 Common Shares are available for future issuance under the CAE Inc. Employee Stock Option Plan (as Amended and Restated) and 300,000 Common Shares are available for future purchase under the CAE Inc. Employee Stock Purchase Plan.

(5) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for an aggregate of 800,000 Common Shares available for future awards under the CAE Inc. Employee Stock Option Plan (as Amended and Restated) and the CAE Inc. Employee Stock Purchase Plan are estimated based on the average of the high and low prices of the Common Shares reported on the Toronto Stock Exchange on July 24, 2002, translated into U.S. dollars at the noon buying rate in New York City on July 24, 2002, for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on that date. Such estimate is being utilized solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  Plan Information.*

ITEM 2.  Registrant Information and Employee Annual Information.*












--------------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordane with Rule 428 under the Securities Act and the "Note" to be Part I of Form S-8.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  Incorporation of Documents by Reference.

               The following documents previously filed with the Securities and Exchange Commission (the "SEC") by the Registrant are incorporated by reference in this Registration Statement:

               (a) the Registrant's Registration Statement on Form 40-F (No. 1-31402), as filed with the Commission on July 25, 2002 (the "Registration Statement on Form 40-F"), pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest financial year for which such statements have been filed; and

               (b) the description of the Registrant's Common Shares set forth in Exhibit 14 to the Registration Statement on Form 40-F, including any amendment or report for the purpose of updating such description.

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be a part hereof from the date of filing such documents. In addition, reports on Form 6-K furnished by the Registrant to the SEC shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date such documents are furnished to the SEC.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities.

                  Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

                  Not applicable.

ITEM 6.  Indemnification of Directors and Officers.

         Under the Canada Business Corporations Act (the "CBCA"), a corporation may indemnify a current or former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity (each, an "Indemnified Individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity (collectively, "Costs"). A corporation may advance moneys to an Indemnified Individual for the Costs referred to above. A corporation may not indemnify an Indemnified Individual as aforesaid unless the individual (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. If the Indemnified Individual does not fulfill conditions (a) and (b) referred to above, the individual shall repay the moneys advanced by the corporation. A corporation may, with the approval of a court, indemnify or advance moneys as aforesaid in connection with a derivative action. An Indemnified Individual is not entitled to indemnity from the corporation in respect of all Costs if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or admitted to do anything that the individual ought to have done and does not fulfill the conditions (a) and (b) referred to above.

         In accordance with the CBCA, the by-laws of the Registrant indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if (i) he acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         A policy of directors' and officers' liability insurance is maintained by the Registrant which insures its directors and officers for losses as a result of claims based upon their acts or omissions as directors and officers of the Registrant, and also reimburses the Registrant for amounts paid by the Registrant to indemnify its directors and officers as a result of such claims.

ITEM 7.  Exemption from Registration Claimed.

                  Not applicable.

ITEM 8.  Exhibits.

                  See attached exhibit list.

ITEM 9.  Undertakings.

                  (a)   The Registrant hereby undertakes:

                  (1)   To file, during any period in which offers or sales
                  are  being  made, a   post-effective   amendment  to  this
                  Registration Statement:

                                 (i)     To include any prospectus required
                        by Section 10(a)(3) of the Securities Act;

                                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                                 (iii)    To include any material information
                        with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the
                  securities  offered  therein,   and  the  offering  of  such
                  securities at that time shall be deemed to be the initial bona fide offering thereof, and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on this 26th day of July, 2002.

                                     CAE INC.



                                     By:    /s/  D.H. Burney
                                       -----------------------------------------
                                         Name:   D.H. Burney
                                         Title:  President and Chief Executive
                                                 Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration statement on Form S-8 has been signed by the following persons in the capacities indicated on the date indicated.

      Signature                      Title                          Date

                                  *  President and Chief           7/26/02
-----------------------------------  Executive Officer and
D.H. Burney                          and Director (Principal
                                     Executive Officer)
                                  *                                7/26/02
-----------------------------------  Director
John A. (Ian) Craig

                                  *                                7/26/02
-----------------------------------  Director
Richard (Dick) J. Currie, C.M.

                                  *                                7/26/02
-----------------------------------  Director
R. Fraser Elliott, C.M., Q.C

                                  *                                7/26/02
-----------------------------------  Director
H. Garfield Emerson, Q.C.

                                  *                                7/26/02
-----------------------------------  Director
Anthony S. Fell

                                  *                                7/26/02
-----------------------------------  Director
The Honourable James A. Grant,
P.C., Q.C.


-----------------------------------  Director
James F. Hankinson

                                  *                                7/26/02
-----------------------------------  Director
E. Randolph (Randy) Jayne II

                                  *                                7/26/02
-----------------------------------  Director
James W. McCutcheon, Q.C.


-----------------------------------  Director
George K. Petty

                                  *                                7/26/02
-----------------------------------  Executive Vice President, Chief
Paul G. Renaud                       Financial Officer and Secretary
                                     (Principal Financial Officer and
                                     Principal Accounting Officer)

-----------------------------------  Director
Lawrence N. Stevenson

                                  *                                7/26/02
-----------------------------------  Chairman of the Board of Directors
Lynton R. Wilson




*By:     /s/ Paul G. Renaud                                        7/26/02
         ---------------------------
         Paul G. Renaud
         (Attorney-in-fact)

                CAE Inc. Employee Stock Purchase Plan. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada, on this 26th day of July, 2002.


                                  CAE INC. EMPLOYEE STOCK PURCHASE PLAN


                                       By:  /s/  Genevieve Faribault
                                           ----------------------------------
                                           Name:  Genevieve Faribault
                                           Title: Secretary for Standard Life
                                                  Assurance Company

                            AUTHORIZED REPRESENTATIVE

                  Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of CAE Inc. in the United States, in the City of Toronto, Province of Ontario, Country of Canada, on this 26th day of July, 2002.

                                              CAE (US) INC.
                                              (Authorized U.S. Representative)



                                              By:     /s/ Paul G. Renaud
                                                  ------------------------------
                                                  Name:   Paul G. Renaud
                                                  Title:  Director

                                  Exhibit Index


Exhibit
Number    Description

4.1*      Registrant's Articles of Amalgamation.

4.2*      Registrant's By-laws.

4.3* Registrant's Amended and Restated Shareholder Rights Plan Agreement dated June 14, 2000 and Assignment of Agencies Agreement dated January 15, 2001.

4.4*      CAE Inc. Employee Stock Purchase Plan.

4.5*      CAE Inc. Employee Stock Option Plan (as Amended and Restated).

5.1*      Consent of Stikeman Elliot as to the Legality of the Common Shares.**

23.1*     Consent of PricewaterhouseCoopers LLP, Montreal, Quebec.

23.2*     Consent of Stikeman Elliot (contained in Exhibit 5.1).

24.1*     Powers of Attorney.













---------------------------------
*        Filed herewith.

** The Common Shares registered on this Registration Statement with respect to the CAE Inc. Employee Stock Purchase Plan are not original issuance securities. Pursuant to Item 8(a) of Part II of Form S-8, an opinion of counsel as to the legality of the Common Shares with respect to such plan is not required.